UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 29, 2020

AppTech Corp.

(Exact name of registrant as specified in its charter)

Wyoming	65-0847995
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

5876 Owens Ave. Suite 100 Carlsbad, California	92008
(Address of principal executive offices)	(Zip Code)

 (760) 707-5959

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	APCX	OTC Pink Open Market

Item 8.01 Other Events

On March 4, 2020, pursuant to Section 36 of the Securities Exchange Act of 1934, and the Securities and Exchange Commission (“SEC”) issued Order Release 34-88318 (the SEC Order) granting exemptions to the registrants subject to reporting requirements of the Exchange Act Section 13(a) or 15(d) due to circumstances related to the coronavirus disease 2019 (COVID-19). On March 25, 2020, the SEC announced that it is extending the filing periods covered by its previously enacted conditional reporting relief for certain public company filing obligations under the federal securities laws. AppTech Corp. (“AppTech,” “we,” “us,” “our,” or the “Company”) makes the following disclosure pursuant to the SEC Order.

The current outbreak of COVID-19 has posed a significant impact on the Company to file on a timely basis its Proxy Statement pursuant to Section 14(a) of the Securities Exchange Act of 1934 that is due on April 29, 2020 (the “Original Due Date”), and therefore the Company elected to rely on the conditional relief provided under the SEC Order.

The current outbreak of COVID-19 in the United States, which has caused significant adverse economic impact on the economy as a whole, has resulted in closing our office and has required our internal staff to work remotely. Moreover, similar social distancing measures have been partners and vendors associated with filing our Proxy Statement in order to protect the health of their employees. Additionally, resources, including employee hours, have partially reallocated to matters relating to COVID-19. All of the foregoing has slowed general business operations and our ability to timely file our Proxy Statement. Accordingly, we have decided to rely on the SEC Order and endeavor to file our Proxy Statement no later than June 13, 2020, or within 45 days after the Original Due Date. The reason the Proxy Statement cannot be filed timely does not relate to the inability of any person, other than the Company, to furnish any required opinion, report, or certification.

The Company’s business operations could be adversely affected by the continued outbreak of COVID-19.

The adverse public health developments and economic effects of the outbreak in the United States, which does not appear to have reached its apex, could adversely affect the Company’s operations as a result of quarantines, office or facility closures and logistics restrictions in connection with the outbreak. More broadly, the outbreak appears to have and will continue to lead to an economic downturn, which would likely decrease spending, adversely affecting our business, results of operations and financial condition. The Company cannot accurately predict the effect the COVID-19 outbreak will have on the Company.

Forward-Looking Statements

Certain of the statements contained in this report should be considered forward-looking statements within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are often identified by the use of forward-looking terminology such as “will,” “believes,” “expects,” “endeavors” or similar expressions, involving known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this report. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including decreased processing volume by merchants, declining consumer spending and the impact that the novel coronavirus and the illness, COVID-19, that it causes, as well as governmental responses to deal with the spread of this illness, may have on the Company’s operations, the demand for the Company’s products, and economic activity in general. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these risk factors. Other than as required under the applicable securities laws, the Company does not assume a duty to update these forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPTECH CORP.

Dated: April 29, 2020	By:	/s/ Jeff Moriarty
	Name:	Jeff Moriarty
	Title:	Corporate Secretary

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